Solo Brands Announces Fourth Quarter and Fiscal Year 2023 Results
Provides Full Year 2024 Guidance

Grapevine, Texas, March 14, 2024: Solo Brands, Inc. (NYSE: DTC) (“Solo Brands” or “the Company”) today announced its financial results for the three and twelve month periods ended December 31, 2023.

“I am thrilled to be leading Solo Brands. In my first two months here I have been incredibly impressed with the strength of our core brands, record operating cash flow and the tremendous growth potential ahead,” said Chris Metz, CEO of Solo Brands. “I also recognize that there is work to be done to build the infrastructure, in terms of process, systems and talent, to support the brands and position the company to deliver consistent growth. Our focus in 2024 is to leverage our brands’ strengths while also making strategic investments for the long-term.”
Fourth Quarter 2023 Highlights Compared to Fourth Quarter 2022
•Net sales of $165.3 million, down $31.9 million or 16.2%
•Net loss of $210.9 million, down $230.4 million
•Net loss per Class A common stock - basic and diluted of $2.14, down $2.32
•Adjusted net income(1)(2) of $11.3 million, down $17.7 million or 61.0%
•Adjusted EBITDA(1) of $14.9 million, down $23.8 million or 61.6%
•Adjusted net income per Class A common stock(1)(2) of $0.13 per diluted share, down $0.12

Full Year 2023 Highlights Compared to Full Year 2022
•Net sales of $494.8 million, down $22.9 million or 4.4%
•Net loss of $195.3 million, down $187.7 million
•Net loss per Class A common stock - basic and diluted of $1.84, down $1.76
•Net cash provided by operating activities of $62.4 million, up $30.0 million or 92.7%
•Free cash flow(1) of $53.3 million, up $30.2 million or 130.3%
•Adjusted net income(1)(2) of $54.8 million, down $10.2 million or 15.7%
•Adjusted EBITDA(1) of $70.2 million, down $17.4 million or 19.9%
•Adjusted net income per Class A common stock(1)(2) of $0.58, down $0.03

Operating Results for the Three Months Ended December 31, 2023

Net sales decreased to $165.3 million, or 16.2%, compared to $197.2 million in the fourth quarter of 2022. Lower net sales resulted, in part, from a lack of significant new product launches in the fourth quarter of 2023 when compared to the fourth quarter of 2022. Within our sales channels, direct-to-consumer channel revenue declined, while wholesale sales increased, period over period, resulting from continued growth primarily within our strategic partnerships.
•Direct-to-consumer revenues decreased to $127.3 million, or 20.8%, compared to $160.8 million in the fourth quarter of 2022.
•Wholesale revenues increased to $38.0 million, or 4.2%, compared to $36.5 million in the fourth quarter of 2022.

Gross profit decreased to $96.4 million, or 18.3%, compared to $118.0 million in the fourth quarter of 2022 primarily driven by the decrease in net sales. Gross margin decreased to 58.3%, or 150 basis points, when compared to the same period of the prior year due to a shift in channel mix to wholesale from direct-to-consumer as compared to the prior year period, as the wholesale channel typically has lower gross margins compared to that of the direct-to-consumer channel.

Selling, general and administrative expenses decreased to $80.0 million, or 5.7%, compared to $84.7 million in the fourth quarter of 2022. The decrease was driven by $6.7 million of lower fixed costs, stemming from reductions in employee related expenses, and was partially offset by a $1.9 million increase in certain variable costs, primarily marketing expenses.

Impairment charges of $249.0 million were recorded in 2023, of which $234.8 million related to goodwill for the Company’s Solo Stove, Oru and ISLE reporting units and $14.2 million related to the Oru and ISLE intangible assets, as a result of the decline in performance of these reporting units compared to previous forecasts. No impairment charges were recorded during the fourth quarter of 2022.

Other operating expenses increased to $1.3 million compared to a nominal amount in the fourth quarter of 2022. The increase was primarily driven by management transition costs and costs related to the acquisitions in 2023, with nominal net costs in the same period of the prior year.

Interest expense, net increased to $3.5 million, or 42.3%, compared to $2.4 million in the fourth quarter of 2022, as a result of an increase in the weighted average interest rate on our total debt balance, as well as a higher average debt balance when compared to the same period of the prior year.

Net (loss) income per Class A common stock basic and diluted per share was $(2.14) for the fourth quarter of 2023 compared to $0.18 for the fourth quarter of 2022.

Adjusted net income per Class A common stock(1)(2) was $0.13 per diluted share for the fourth quarter of 2023 compared to $0.25 for the fourth quarter of 2022.

Operating Results for the Twelve Months Ended December 31, 2023

Net sales decreased to $494.8 million, or 4.4%, compared to $517.6 million in the prior year. Lower net sales resulted, in part, from the lack of significant new product launches in the current year when compared to the prior year. Within our sales channels, direct-to-consumer channel revenue declined while wholesale sales increased, resulting from continued growth primarily within our strategic partnerships.
•Direct-to-consumer revenues decreased to $358.1 million, or 15.4%, compared to $423.4 million in the prior year.
•Wholesale revenues increased to $136.7 million, or 45.1%, compared to $94.2 million in the prior year.

Gross profit decreased to $302.2 million, or 5.0%, compared to $318.2 million in the prior year primarily driven by the decrease in net sales. Gross margin decreased to 61.1%, or 40 basis points, when compared to the same period of the prior year driven by a shift in channel mix to wholesale as compared to the prior year, partially offset by a decrease in freight costs.

Selling, general and administrative expenses decreased to $249.4 million, or 3.7%, compared to $259.0 million in the prior year. The decrease was driven by a $9.3 million decrease in variable costs, and a $0.3 million decrease in fixed costs. The variable cost decrease was primarily due to lower distribution costs associated with lower net sales, as well as fair value changes of the contingent consideration related to the acquisitions in the current year. The fixed cost decrease was due to decreases in employee costs as a result of reductions in equity-based compensation, performance-based bonus expense and severance, offset in part by an increase in rent expense as a result of the addition of new stores and warehouse locations.

Depreciation and amortization expenses increased to $26.6 million, or 8.1%, compared to $24.6 million in the prior year. This increase was driven by a $0.6 million increase in amortization expenses, primarily related to increases in definite-lived intangible assets, and a $1.4 million increase in depreciation expenses, primarily related to acquired property and equipment, net, for which both increases were attributable to the acquisition activity in 2023.

Impairment charges of $249.0 million were recorded in the fourth quarter of 2023, of which $234.8 million related to goodwill for the Company’s Solo Stove, Oru and ISLE reporting units and $14.2 million related to the Oru and ISLE intangible assets, as a result of the decline in performance of these reporting units compared to previous forecast. Impairment charges of $30.6 million were recorded in 2022, of which $27.9 million related to goodwill for the Company’s ISLE reporting unit and $2.7 million related to the ISLE trademark intangible, as a result of the weakened demand for the ISLE reporting unit’s products identified in the second quarter of 2022.

Other operating expenses increased to $5.0 million, or 39.9%, compared to $3.6 million in the prior year, primarily due to $2.0 million of acquisition related expenses as a result of the acquisition activity in 2023, an increase of 222.9% compared to the acquisition related activity included in other operating expenses in the prior year.

Interest expense, net increased to $11.0 million, or 75.5%, compared to $6.3 million in the prior year, as a result of an increase in the weighted average interest rate on our total debt balance, as well as a higher average debt balance when compared to the prior year.

Net loss per Class A common stock year to date basic and diluted per share was $1.84 for 2023, compared to $0.08 for 2022.

Adjusted net income per Class A common stock(1)(2) year to date basic and diluted per share was $0.58 for 2023, compared to $0.61 for 2022.

Balance Sheet

Cash and cash equivalents were $19.8 million at December 31, 2023 compared to $23.3 million at December 31, 2022.

Inventory was $111.6 million at December 31, 2023 compared to $133.0 million at December 31, 2022. The decrease was the result of continued focus by management to optimize inventory turnover.

Outstanding borrowings were $60.0 million under the Revolving Credit Facility, and $91.3 million under the Term Loan Agreement as of December 31, 2023 compared to $20.0 million and $96.3 million at December 31, 2022, respectively. The borrowing capacity on the Revolving Credit Facility was $350.0 million as of December 31, 2023, leaving $289.4 million of availability, net of issued and outstanding letters of credit.

Full Year 2024 Outlook

Mr. Metz commented, “We continue to be incredibly excited about the strength of our brands and believe in our long-term growth strategy. As we focus on 2024, we see tremendous opportunity for both channel and category expansion in our business; however, we are mindful of the current uncertain environment and are not immune to the pressures on consumers’ discretionary spending. Given this backdrop, we are putting forth the following guidance for 2024:

Total revenue is expected to be between $490 million to $510 million for 2024.

Adjusted EBITDA margin* is expected to be between 10% to 12% for 2024.

The Company’s full year 2024 guidance is based on a number of assumptions that are subject to change, many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

* The Company has not provided a quantitative reconciliation of forecasted adjusted EBITDA margin to forecasted GAAP net income (loss) margin as a percent of net sales, respectively, within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. With respect to GAAP net income (loss) margin, these items include, but are not limited to, equity-based compensation with respect to future grants and forfeitures, which could materially affect the computation of forward-looking GAAP net income, and are inherently uncertain and depend on various factors, some of which are outside of the Company’s control.

(1) This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.
(2) This release reflects a change to the presentation of the adjusted net income (loss) per Class A common stock from previous periods in order to provide a more concise view. Prior periods are presented on this new basis for comparability purposes. Please see the definition of “Adjusted Net Income (Loss) per Class A Common Stock” below for more information.

Conference Call Details

A conference call to discuss the Company's fourth quarter and fiscal 2023 results is scheduled for March 14, 2024, at 8:30 a.m. ET. Investors and analysts who wish to participate in the call are invited to dial +1 833 470 1428 (international callers, please dial +1 929 526 1599) approximately 10 minutes prior to the start of the call. Please reference Conference ID 878308 when prompted. A live webcast of the conference call will be available in the investor relations section of DTC’s website, https://investors.solobrands.com.

A recorded replay of the call will be available shortly after the conclusion of the call and remain available until March 21, 2024. To access the telephone replay, dial 866 813 9403 (international callers, please dial +44 204 525 0658). The access code for the replay is 546743. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain available on the website, https://investors.solobrands.com, for one year.

About Solo Brands, Inc.

Solo Brands, headquartered in Grapevine, TX, develops and produces ingenious lifestyle products that help customers create lasting memories. Through an omni-channel distribution model that leverages e-commerce, strategic wholesale relationships and physical retail stores, Solo Brands offers innovative products to consumers through six lifestyle brands – Solo Stove and TerraFlame, known for firepits, stoves, and accessories; Chubbies, a premium casual apparel and activewear brand; Oru Kayak, innovator of origami folding kayaks; ISLE, maker of inflatable and hard paddle boards and accessories; and IcyBreeze, maker of portable air conditioning coolers.

Contact

Bruce Williams
Investors@solobrands.com
332-242-4303

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding expectations of achieving long-term growth and profitability and our anticipated GAAP and non-GAAP guidance for the fiscal year ending December 31, 2024. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to manage our future growth effectively; our ability to expand into additional markets; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to cost-effectively attract new customers and retain our existing customers; our failure to maintain product quality and product performance at an acceptable cost; the impact of product liability and warranty claims and product recalls; the highly competitive market in which we operate; business interruptions resulting from geopolitical actions, natural disasters, or pandemics; risks associated with our international operations; problems with, or loss of, our suppliers or an inability to obtain raw materials; and the ability of our stockholders to influence corporate matters. These and other important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023, and any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings we make with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements speak only as of the date the statements are made and are based on information available to Solo Brands at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Availability of Information on Solo Brands’ Website and Social Media Profiles

Investors and others should note that Solo Brands routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Solo Brands investors website at https://investors.solobrands.com. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Solo Brands investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Solo Brands to review the information that it shares at the “Investors” link located at the top of the page on https://solobrands.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Solo Brands when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of Solo Brands investor website at https://investors.solobrands.com.

Social Media Profiles:
https://linkedin.com/company/solo-brands/
https://instagram.com/solobrands/
https://www.facebook.com/groups/368095467245044/

SOLO BRANDS, INC.
Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2023	2022	2023	2022
Net sales	$165,318	$197,243	$494,776	$517,627
Cost of goods sold	68,899	79,277	192,624	199,452
Gross profit	96,419	117,966	302,152	318,175
Operating expenses
Selling, general & administrative expenses	79,953	84,749	249,432	259,048
Depreciation and amortization expenses	7,014	6,398	26,593	24,592
Impairment charges	248,967	—	248,967	30,589
Other operating expenses	1,274	2	5,010	3,582
Total operating expenses	337,208	91,149	530,002	317,811
Income (loss) from operations	(240,789)	26,817	(227,850)	364
Non-operating (income) expense
Interest expense, net	3,462	2,433	11,004	6,271
Other non-operating (income) expense	(436)	198	(7,297)	712
Total non-operating (income) expense	3,026	2,631	3,707	6,983
Income (loss) before income taxes	(243,815)	24,186	(231,557)	(6,619)
Income tax expense (benefit)	(32,953)	4,678	(36,225)	1,001
Net income (loss)	(210,862)	19,508	(195,332)	(7,620)
Less: net income earned by controlling members prior to the Reorganization Transactions	—	—	—	—
Less: net income (loss) attributable to noncontrolling interests	(87,039)	8,175	(83,985)	(2,675)
Net income (loss) attributable to Solo Brands, Inc.	$(123,823)	$11,333	$(111,347)	$(4,945)

Other comprehensive income (loss)
Foreign currency translation, net of tax	204	(876)	(268)	(827)
Comprehensive income (loss)	(210,658)	18,632	(195,600)	(8,447)
Less: other comprehensive income (loss) attributable to noncontrolling interests	74	(338)	(97)	(322)
Less: net income (loss) attributable to noncontrolling interests	(87,039)	8,175	(83,985)	(2,675)
Comprehensive income (loss) attributable to Solo Brands, Inc.	$(123,693)	$10,795	$(111,518)	$(5,450)

Net income (loss) per Class A common stock
Basic	$(2.14)	$0.18	$(1.84)	$(0.08)
Diluted	$(2.14)	$0.18	$(1.84)	$(0.08)

Weighted-average Class A common stock outstanding
Basic	57,882	63,559	60,501	63,462
Diluted	57,882	63,712	60,501	63,462

SOLO BRANDS, INC.
Consolidated Balance Sheets

(In thousands, except par value and per unit data)	December 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$19,842	$23,293
Accounts receivable, net of allowance for credit losses of $1.3 million and $1.5 million for the years ended December 31, 2023 and 2022, respectively	42,725	26,176
Inventory	111,613	132,990
Prepaid expenses and other current assets	21,893	12,639
Total current assets	196,073	195,098
Non-current assets
Property and equipment, net	26,159	15,166
Intangible assets, net	221,010	234,632
Goodwill	169,648	382,658
Operating lease right-of-use assets	30,788	34,259
Other non-current assets	15,640	534
Total non-current assets	463,245	667,249
Total assets	$659,318	$862,347

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$21,846	$11,783
Accrued expenses and other current liabilities	55,155	43,377
Deferred revenue	5,310	6,848
Current portion of long-term debt	6,250	5,000
Total current liabilities	88,561	67,008
Non-current liabilities
Long-term debt, net	142,993	108,383
Deferred tax liability	17,319	82,621
Operating lease liabilities	24,648	29,133
Other non-current liabilities	13,534	205
Total non-current liabilities	198,494	220,342

Commitments and contingencies (Note 16)

Equity
Class A common stock, par value $0.001 per share; 468,767,205 shares authorized, 57,947,711 shares issued and outstanding; 475,000,000 authorized, 63,651,051 issued and outstanding	58	64
Class B common stock, par value $0.001 per share; 50,000,000 shares authorized, 33,047,780 shares issued and outstanding; 50,000,000 shares authorized, 32,157,983 issued and outstanding	33	32
Additional paid-in capital	357,385	358,118
Retained earnings (accumulated deficit)	(115,458)	5,746
Accumulated other comprehensive income (loss)	(230)	(499)
Treasury stock	(526)	(35)
Equity attributable to the controlling interest	241,262	363,426
Equity attributable to noncontrolling interests	131,001	211,571
Total equity	372,263	574,997
Total liabilities and equity	$659,318	$862,347

SOLO BRANDS, INC.
Condensed Consolidated Statements of Cash Flows

	Year Ended December 31,
(In thousands)	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(195,332)	$(7,620)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Impairment charges	248,967	30,589
Depreciation and amortization	27,349	24,592
Equity-based compensation	14,717	18,598
Operating lease right-of-use assets expense	8,373	6,889
Changes in accounts receivable reserves	295	1,293
Amortization of debt issuance costs	860	860
Warranty provision	690	—
Equity-based compensation for non-employees	333	—
Loss (gain) on disposal of property and equipment	219	66
Change in fair value of contingent consideration	(1,573)	—
Barter credits	(7,160)	—
Deferred income taxes	(47,040)	(10,501)
Changes in assets and liabilities
Inventory	28,182	(30,884)
Accrued expenses and other current liabilities	6,811	7,587
Accounts receivable	(16,328)	(5,923)
Other non-current assets and liabilities	2,409	(542)
Deferred revenue	(1,571)	3,334
Operating lease ROU assets and liabilities	(8,113)	(5,817)
Prepaid expenses and other current assets	(9,222)	(2,802)
Accounts payable	9,557	2,676
Net cash (used in) provided by operating activities	62,423	32,395
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(9,093)	(9,241)
Payments of contingent consideration	(9,386)	—
Acquisitions, net of cash acquired	(34,600)	(774)
Net cash (used in) provided by investing activities	(53,079)	(10,015)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	70,000	45,000
Repayments of long-term debt	(35,000)	(60,625)
Finance lease liability principal paid	(379)	—
Exercise of Options for Class A common stock	39	—
Common stock repurchases	(36,957)	—
Distributions to non-controlling interests	(10,511)	(8,304)
Taxes paid related to net share settlement of equity awards	(305)	(35)
Stock issued under employee stock purchase plan	247	422
Net cash (used in) provided by financing activities	(12,866)	(23,542)
Effect of exchange rate changes on cash	71	(646)
Net change in cash and cash equivalents	(3,451)	(1,808)
Cash and cash equivalents balance, beginning of period	23,293	25,101
Cash and cash equivalents balance, end of period	$19,842	$23,293

SUPPLEMENTAL DISCLOSURES:
Cash interest paid	$10,327	$5,125
Cash income taxes paid	$11,775	$13,190
Construction in progress in accounts payable	$—	$293

SUPPLEMENTAL NONCASH INVESTING AND FINANCING DISCLOSURES:
Treasury stock retirements	$31,164	$—
Re-issuance of treasury stock	$5,342	$—
Operating lease right of use assets obtained in exchange for lease obligations	$3,316	$14,797
Financing lease right of use assets obtained in exchange for lease obligations	$1,815	$—

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”); however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We use adjusted gross profit, adjusted gross profit margin, free cash flow, adjusted net income, adjusted net income (loss) per Class A common stock, adjusted EBITDA and adjusted EBITDA margin non-GAAP financial measures, because we believe they are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as measures of our operating performance and believes that these non-GAAP measures are useful to our investors because they are frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses these non-GAAP measures for planning purposes, including the preparation of our annual operating budget and financial projections.

None of these non-GAAP measures is a measurement of financial performance under U.S. GAAP. These non-GAAP measures should not be considered in isolation or as a substitute for a measure of our liquidity or operating performance prepared in accordance with U.S. GAAP and are not indicative of net income (loss) from continuing operations as determined under U.S. GAAP. In addition, the exclusion of certain gains or losses in the calculation of non-GAAP financial measures should not be construed as an inference that these items are unusual or infrequent as they may recur in the future, nor should it be construed that our future results will be unaffected by unusual or non-recurring items. These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate our liquidity or financial performance. Some of these limitations are as follows.

These non-GAAP measures exclude certain tax payments that may require a reduction in cash available to us; do not reflect our cash expenditures, or future requirements, for capital expenditures (including capitalized software developmental costs) or contractual commitments; do not reflect changes in, or cash requirements for, our working capital needs; do not reflect the cash requirements necessary to service interest or principal payments on our debt; exclude certain purchase accounting adjustments related to acquisitions; and exclude equity-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.

In addition, other companies may define and calculate similarly-titled non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other U.S. GAAP-based financial performance measures.

Free Cash Flow

We calculate free cash flow as net cash provided by (used in) operating activities, reduced by capital expenditures (consisting of purchases of property and equipment, purchases of intangible assets and capitalization of internal use software). We believe free cash flow is an important liquidity measure of the cash that is available for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases.

Adjusted Net Income (Loss)

We calculate adjusted net income as net income (loss) excluding impairment charges and the costs that are expected to be nonrecurring in nature and the costs that are believed by management to be non-operating in nature and not representative of the Company’s core operating performance, as listed below under “Non-GAAP Adjustments”. Adjusted net income (loss) attributable to noncontrolling interests is calculated as income (loss) before income taxes, adjusted in the same manner as adjusted net income noted above, adjusted for the allocable attribution to the noncontrolling interest.

Adjusted Net Income (Loss) per Class A Common Stock

We calculate adjusted net income (loss) as adjusted net income, as defined above, less the allocable portion of net income to the noncontrolling interest, divided by weighted average diluted shares or weighted average shares of Class A common stock, respectively, as calculated under U.S. GAAP.

Beginning with the reporting of our results for the three and twelve month periods ended December 31, 2023, adjusted net income (loss) per Class A Common Stock removes the portion of adjusted net income (loss) attributable to noncontrolling interests as management believes this presentation provides investors with a more concise view of the Company’s results. The Company intends to present adjusted net income (loss) per Class A Common Stock on this new basis going forward and will present prior periods on the same basis for comparability purposes.

EBITDA

We calculate EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization expenses.

Adjusted EBITDA

We calculate adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization expenses, impairment charges, equity-based compensation expense, the costs that are expected to be nonrecurring in nature and the costs that are believed by management to be non-operating in nature and not representative of the Company’s core operating performance, as listed below under “Non-GAAP Adjustments”.

Adjusted EBITDA Margin

We calculate adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Non-GAAP Adjustments

In addition to the costs specifically noted under the non-GAAP metrics above, the Company believes that evaluation of its financial performance can be enhanced by a supplemental presentation of results that exclude nonrecurring costs and costs believed by management to be non-operating in nature and not representative of the Company’s core operating performance. These costs are excluded in order to enhance consistency and comparativeness with results in prior periods that do not include such items and to provide a basis for evaluating operating results in future periods.

•Amortization expense - Represents the non-cash amortization of intangible assets related to the reorganization transactions in 2020 and the 2021 and 2023 acquisitions.
•Equity-based compensation expense - Represents the non-cash expense related to the incentive units, restricted stock units, options, performance stock units and employee stock purchases, with vestings occurring over time and settled with the Company’s common stock.
•Impairment charges - Represents intangible asset and goodwill impairments recorded during the three months ended June 30, 2022 and the three months ended December 31, 2023.
•Tax refunds - Represents a one-time tax refund related to COVID-19 era benefits.
•Transaction costs - Represents transaction costs primarily related to professional service fees incurred in connection with the secondary offering and S-3 registration statement filed in 2023 and in connection with the IPO in the comparative periods.
•Acquisition-related costs - Represents expenses that are associated with acquisition activities, including financial diligence and legal fees.
•Management transition costs - Represents costs primarily related to executive transition costs for executive search fees and related costs for the transition of certain members of management.
•Inventory fair value write-ups - Represents the recognition of fair market value write-ups of inventory accounted for under ASC 805 related to the 2021 and 2023 acquisitions.
•Business optimization and expansion expenses - Represents various start-up and transition costs, including warehouse optimization charges; costs for expansion into new international and domestic markets; select consulting and software implementation fees.
•Contract termination and modification fees - Includes one-time advertising spend contract termination fees with offsetting benefits that were fully realized by the end of 2023.
•Changes in fair value of contingent earn-out liability - Represents the charge to mark the contingent earn-out consideration to fair value in connection with the 2023 acquisitions.
•Tax impact of adjusting items - Represents the tax impact of the respective adjustments for each non-GAAP financial measure calculated at an expected statutory rate of 21.0%, adjusted to reflect the allocation to the controlling interest.

SOLO BRANDS, INC.
Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited) (In thousands, except per share amounts)
The following tables reconcile the non-GAAP financial measures to their most comparable GAAP measure for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2023	2022	2023	2022
Gross profit	$96,419	$117,966	$302,152	$318,175
Inventory fair value write-up(1)	907	—	907	7,813
Adjusted gross profit	$97,326	$117,966	$303,059	$325,988

Gross profit margin (Gross profit as a % of net sales)	58.3%	59.8%	61.1%	61.5%

Adjusted gross profit margin (Adjusted gross profit as a % of net sales)	58.9%	59.8%	61.3%	63.0%

	Year Ended December 31,
(dollars in thousands)	2023	2022
Net cash (used in) provided by operating activities	$62,423	$32,395
Capital expenditures	(9,093)	(9,241)
Free cash flow	$53,330	$23,154

	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2023	2022	2023	2022
Net income (loss)	$(210,862)	$19,508	$(195,332)	$(7,620)
Amortization expense	6,133	5,270	22,396	21,018
Impairment charges	248,967	—	248,967	30,589
Equity-based compensation expense	21	5,385	14,787	18,598
Tax refunds	—	—	(5,121)	—
Transaction costs	(104)	—	1,390	1,070
Acquisition-related costs	596	515	1,957	2,186
Management transition costs	706	(216)	1,621	1,891
Inventory fair value write-ups	907	—	907	7,813
Business optimization and expansion expense	6	—	462	1,208
Contract termination and modification fees	(4,317)	—	—	—
Changes in fair value of contingent earn-out liability	669	—	(1,573)	—
Tax impact of adjusting items	(31,401)	(1,460)	(35,708)	(11,771)
Adjusted net income	$11,321	$29,002	$54,753	$64,982
Less: adjusted net income (loss) attributable to noncontrolling interests	3,548	12,837	19,697	26,100
Adjusted net income (loss) attributable to Solo Brands, Inc.	$7,773	$16,165	$35,056	$38,882

Adjusted net income per Class A common stock	$0.13	$0.25	$0.58	$0.61

Weighted-average Class A common stock outstanding - basic	57,882	63,559	60,501	63,462
Weighted-average Class A common stock outstanding - diluted	57,882	63,712	60,501	63,462

Net income (loss)	$(210,862)	$19,508	$(195,332)	$(7,620)
Interest expense	3,462	2,433	11,004	6,271
Income tax (benefit) expense	(32,953)	4,678	(36,225)	1,001
Depreciation and amortization expense	7,770	6,398	27,349	24,592
EBITDA	(232,583)	33,017	(193,204)	24,244
Impairment charges	248,967	—	248,967	30,589
Equity-based compensation expense	21	5,385	14,787	18,598
Tax refunds	—	—	(5,121)	—
Transaction costs	(104)	—	1,390	1,070
Acquisition-related costs	596	515	1,957	2,186
Management transition costs	706	(216)	1,621	1,891
Inventory fair value write-ups	907	—	907	7,813
Business optimization and expansion expense	6	—	462	1,208
Contract termination and modification fees	(4,317)	—	—	—
Changes in fair value of contingent earn-out liability	669	—	(1,573)	—
Adjusted EBITDA	$14,868	$38,701	$70,193	$87,599

Net income (loss) margin (Net income (loss) as a % of net sales)	(127.5)%	9.9%	(39.5)%	(1.5)%

Adjusted EBITDA margin (Adjusted EBITDA as a % of net sales)	9.0%	19.6%	14.2%	16.9%